UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2017

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2017, PEDEVCO Corp. (the “Company”, “we”, “us” or “PEDEVCO”) was notified by Dragon Gem Limited (“DGL”) that DGL was terminating that certain Series B Convertible Preferred Stock and Warrant Subscription Agreement (the “Subscription Agreement”) entered into on August 17, 2017, by and among the Company, DGL and Absolute Frontier Limited (together with DGL, the “Investors”), as originally disclosed by the Company in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 18, 2017 (the “August 18, 2017 Current Report”). The Investors terminated the transaction, effective September 30, 2017, as the Company and the Investors were unable to agree to an extension to the previously agreed upon outside closing date of September 30, 2017, as provided under the Subscription Agreement, which extension was required in order to accommodate review and approval of the transaction by the U.S. Department of Treasury Committee on Foreign Investment in the United States (“CFIUS”), which approval was jointly sought by the parties on September 17, 2017, and is currently pending before CFIUS. As a result of the termination of the Subscription Agreement, the debt conversion and equity financing transaction contemplated under the Subscription Agreement as described in the August 18, 2017 Current Report has been terminated, with no termination penalties incurred by any of the parties.

The Company has immediately reinitiated discussions with other potential equity investors in an effort to identify an alternative source of equity capital to fund the approximately $12 million equity investment previously contemplated under the Subscription Agreement. As previously disclosed by the Company in its filings with the U.S. Securities and Exchange Commission, the Company is seeking to raise approximately $12 million in equity financing coupled with the satisfaction and/or discharge of approximately $61 million of the Company’s debt, leaving approximately only $5.8 million of restructured senior secured debt and approximately $475,000 in junior bridge notes in the recapitalized Company. In connection with the Subscription Agreement, the Company was negotiating the final terms and documentation for the conversion and/or satisfaction of approximately $61 million of Company debt when the Investors notified the Company that they were terminating the transaction. The Company still plans to seek to finalize the terms and documentation for conversion and/or satisfaction of this debt as it works to identify a new equity investor to complete the transaction as previously contemplated. However, an alternative equity financing partner may not be identified and the debt conversion and equity investment transactions pursued by the Company may not be completed on favorable terms, if at all, or such transactions may not be completed in a timely manner.

ITEM 7.01 REGULATION FD DISCLOSURE.

The Company issued a press release on October 4, 2017 regarding the matters discussed in Item 1.02 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1*	Press Release dated October 4, 2017

* Furnished herewith.

Forward-Looking Statements

Some of the statements contained in this report discuss future expectations, contain projections of results of operations or financial condition, or state other “forward-looking” information. The words “believe,” “intend,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “goal” and similar expressions identify such a statement was made, although not all forward-looking statements contain such identifying words. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the risks discussed in this and our other SEC filings. We do not promise to or take any responsibility to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements except as required by law. Future events and actual results could differ materially from those expressed in, contemplated by, or underlying such forward-looking statements.

PEDEVCO’s forward-looking statements are based on assumptions that PEDEVCO believes to be reasonable but that may not prove to be accurate. PEDEVCO cannot guarantee future results, level of activity, performance or achievements. Moreover, PEDEVCO does not assume responsibility for the accuracy and completeness of any of these forward-looking statements. PEDEVCO assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
President and Chief Executive Officer

Date: October 4, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated October 4, 2017

* Furnished herewith.